UPHOLDING INTEGRITY, ADVANCING SCIENCE CODE OF CONDUCT

Table of Contents OUR CODE AND YOUR ROLE: A LEGENDARY FORMULA ii DRIVEN BY PURPOSE, UNITED BY INNOVATION iii COMMITMENT TO INTEGRITY COMMITMENT TO ONE ANOTHER COMMITMENT TO OUR CUSTOMERS  COMMITMENT TO OUR COMMUNITIES COMMITMENT TO LEGEND BIOTECH Navigating Ethical Decisions with Integrity 4 Fostering a Respectful Workplace 7 Keeping Our Workplace Safe 9 Supporting Human Rights 10 Protecting Privacy 11 Working Remotely: Keeping Data Secure Outside the Office 12 Providing Quality Products 14 Engaging with the Healthcare Community 16 Dealing Fairly with Our Customers 18 Engaging in Our Communities 21 Avoiding Bribery and Corruption 23 Preventing Money Laundering 24 Competing Fairly 25 Working with Third Parties 27 Respecting International Trade Laws 29 Preventing Insider Trading 30 Engaging in Politics 31 Protecting Our Environment 32 Respecting Animals 33 Managing Conflicts of Interest 35 Exchanging Gifts and Entertainment 37 Protecting Company Assets 38 Protecting Intellectual Property 39 Keeping Data Secure 40 Responsible Use of Artificial Intelligence 41 Maintaining Confidentiality 42 Accurate Recordkeeping 43 Upholding Data Integrity 45 Communicating Responsibly 46 Speaking Up: A Commitment to Integrity 47 01 02 03 04 05 UPHOLDING INTEGRITY, ADVANCING SCIENCEi

At Legend Biotech, our mission is to create a future where cancers and intractable diseases are curable. With our global footprint in the US, Belgium, Ireland, and China, and over 2,600 employees and 6,500+ patients served, we are the global leaders in cell therapy. Our dedication to innovative research and patient care is grounded in integrity and trust. Our Code of Conduct unites us through shared values and guides us in tackling challenges responsibly. It serves as a resource for our workforce to ensure we make decisions in keeping with our principles, fostering trust essential for our success. Ethical leadership begins with our Board of Directors and is embraced by leadership, managers, and team members in every department. Our mission, vision, and core values shape our interactions and establish the standard for how we operate. Each Legend Biotech employee is expected to uphold our collective values and principles, contributing to the highest standards of ethics and conduct. I encourage you to voice concerns or report any actions perceived as inappropriate. Open communication is key to living our values and ensuring a fair and ethical workplace. Retaliation is strictly prohibited – we value and support those who raise concerns in good faith. We appreciate your commitment to our values and Code of Conduct. Thank you for everything you do to support patients and make Legend Biotech a great workplace. Our Code and Your Role: A Legendary Formula “Our Code of Conduct unites us through shared values and guides us in tackling challenges responsibly.” A Message from Our CEO: Ying Huang, PhD Chief Executive Officer Sincerely, OUR CODE AND YOUR ROLE: A LEGENDARY FORMULAii Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Every breakthrough begins with a bold idea. Every cure starts with unwavering determination. Science has the power to heal, to restore, to give hope where none existed before. That belief drives everything we do. At Legend Biotech, we refuse to accept limitations — we challenge boundaries, rethink possibilities and push forward because patients depend on us to do more. Driven by Purpose, United by Innovation In Pursuit of Cures Our mission is clear: creating a future where cancers and intractable diseases are curable. Every therapy we develop, every discovery we pursue, is fueled by our commitment to science and the patients we serve. Leading the Future of Cell & Gene Therapy We aspire to be the global leader in cell and gene therapy by creating transformative therapies that change treatment paradigms. iii DRIVEN BY PURPOSE, UNITED BY INNOVATION Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Patient First Extending and improving patients’ lives is our top priority. The needs of patients guide every aspect of our business. One Team One team, one purpose. We collaborate across regions and functions, embrace diversity, communicate openly and build a culture of trust. Innovation Innovation is our compass. We encourage creativity and curiosity to drive scientific breakthrough, and we take strategic risks and push boundaries in our relentless pursuit of cures. Result Driven We are proactive and focused on delivering positive outcomes. We don’t give up, and we make things happen. Integrity We conduct our business honestly, ethically and transparently, both internally and externally. Our Core Values Define Us A Commitment to Excellence Our mission, vision and values are more than words. They are the foundation of who we are and the promise that defines our future. We are not just advancing medicine — we are transforming lives. Together, with purpose, integrity and innovation, we will continue to push forward, because the patients we serve deserve nothing less. iv DRIVEN BY PURPOSE, UNITED BY INNOVATION Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

In this section  Navigating Ethical Decisions with Integrity COMMITMENT TO INTEGRITY 01 Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

At Legend Biotech, integrity is not just a value — it is the foundation of everything we do. Our mission to create a future where cancers and intractable diseases are curable requires trust, ethical leadership and a shared commitment to doing the right thing. As a company headquartered in the United States with global operations, we follow laws in the places where we do business. There may be situations where we must follow U.S. laws even outside the United States. Laws include legally binding regulations, directives, and codes. Where laws may conflict with each other or our Code, we are expected to contact the legal and compliance department so they may properly address the conflict. Our Code of Conduct is more than a set of guidelines — it is a reflection of our culture, values and responsibilities. It empowers us to make ethical decisions, navigate challenges and ensure our actions align with the highest standards of integrity, consistent with laws, regulations and Company policies. Who Must Follow the Code? The Code applies to all employees, directors, officers and any controlled subsidiaries of Legend Biotech (referred to herein as ‘Company’ or ‘Legend’). Every member of our team has a responsibility to uphold trust, ethics and accountability, ensuring that our actions align with our core values and legal obligations. Failure to comply with this Code or applicable laws may result in disciplinary action, up to and including termination. In addition, we expect anyone acting on our behalf, including suppliers, independent contractors, consultants and business partners, to conduct themselves in a manner that reflects our commitment to integrity, ethical business practices and regulatory compliance. 2 UPHOLDING OUR COMMITMENT TO INTEGRITY Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Manager Responsibilities: Leading with Integrity Managers have additional responsibilities and play a vital role in fostering an ethical workplace. They are expected to lead by example and help set the tone for ethical conduct by:  Modeling ethical behavior in every interaction, decision and leadership approach.  Creating an inclusive and transparent environment where concerns can be raised openly and without fear of retaliation.  Providing guidance and support to employees navigating ethical dilemmas or seeking clarification on policies.  Reinforcing adherence to the Code through coaching, creating clear expectations and providing proactive leadership.  Advocating for ethics and integrity, consistently promoting ethical decision-making and encouraging employees to act with integrity.  Ensuring employees understand and complete compliance training, helping the team grasp key policies and principles.  Encouraging employees to ask questions and share concerns, fostering an open and transparent culture.  Preventing retaliation in all forms, and visibly supporting those who raise concerns or participate in investigations. Our success as a Company depends on a shared commitment to integrity, and we all have a role in ensuring that our workplace remains one built on trust, fairness and ethical excellence. 3 UPHOLDING OUR COMMITMENT TO INTEGRITY Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Navigating Ethical Decisions with Integrity Integrity is at the core of Legend Biotech’s success. Our Code of Conduct is more than a set of rules — it is a guide for making ethical decisions that uphold our values, strengthen our culture and protect our Company’s reputation. Every employee, leader and partner plays an important role in ensuring that trust, accountability and ethical excellence define our workplace. Making ethical choices is not optional — it is fundamental to how we operate. That is why our Code serves as both a commitment and a framework for decision-making, helping us assess challenges, seek guidance and ensure our actions align with our values, policies and legal obligations.  Know and follow the Code: Understand Company policies and laws that apply to your role, ensuring compliance in daily decision- making.  Use the Ethical Decision-Making Tree: When faced with uncertainty, follow the Ethical Decision-Making Tree to help make a good decision.  Engage with resources when facing dilemmas: The Code cannot address every situation. Employees should use additional resources, including Human Resources, Compliance or the Compliance Hub, to navigate complex decisions.  Speak up when something seems wrong: Report concerns about possible misconduct, violations or unethical behavior to help protect colleagues, patients and the company.  Act with honesty and fairness: Treat others with respect, uphold ethical standards and safeguard Legend Biotech’s integrity in every interaction.  Seek guidance when needed: Asking for help is not just encouraged but a critical part of maintaining ethical leadership and corporate integrity. Why Integrity Matters At Legend Biotech, integrity is more than a principle — it is a shared responsibility. By following the Code and upholding ourselves to the highest ethical standards, we build trust with colleagues, patients and partners while driving innovation forward with honesty and accountability. Failure to uphold our Code can have serious consequences, including disciplinary action, legal risks and damage to our Company’s reputation. That’s why it is essential to speak up, ask questions and prioritize integrity in every decision. Our Role in Ethical Decision-Making 4 UPHOLDING OUR COMMITMENT TO INTEGRITY Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

How We Make Ethical Decisions Occasionally, you may face an ethical or legal dilemma where the right course of action is unclear. If this happens, ask yourself the following questions. (Click on each answer to learn more.) Legend Biotech’s Ethical Decision-Making Tree 1 2 3 4 5 = Is the action legal? Is the action consistent with our Code, values and policies? Is this action ethical? Would I be comfortable if my actions were made public? Is it in the best interest of Legend Biotech, our customers, coworkers and the community? If all answers are yes, you may proceed. If any answer is no, stop and consult with Compliance or Legal. If you are still uncertain, seek guidance from your supervisor, the Compliance Department or the Legal Department. 5 UPHOLDING OUR COMMITMENT TO INTEGRITY Yes No Yes No Yes No Yes No Yes No Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

In this section  Fostering a Respectful Workplace  Keeping Our Workplace Safe  Supporting Human Rights  Protecting Privacy COMMITMENT TO ONE ANOTHER 02 Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

No Tolerance Approach to Harassment and Bullying We are committed to maintaining a safe, respectful and inclusive workplace. Harassment and bullying in any form violate our values and will not be tolerated. By upholding these standards, we strengthen our culture of integrity, fairness and ethical leadership, ensuring that every individual can thrive and contribute their best. If you witness or experience harassment or bullying, please Speak Up! Every reported matter will be investigated promptly and thoroughly, ensuring a safe and respectful workplace for all. Fostering a Respectful Workplace A culture of trust and fairness is essential to our success. We believe in treating one another with dignity, fostering open communication and holding ourselves and each other accountable for upholding a workplace where everyone can succeed. Discrimination, harassment and bullying have no place here. Living the Code Question: A coworker frequently makes comments about another employee’s appearance that seem unwelcome. What should I do? Answer: Speak Up! If the comments appear inappropriate or make someone uncomfortable, report the behavior to your manager, Human Resources, Compliance or call the Legend Line. Unwanted remarks about appearances can be a form of harassment, and everyone has the right to a respectful and inclusive workplace. At Legend Biotech, our success is built on the strength of our people. We thrive when our workplace is inclusive, collaborative and driven by integrity, ensuring that every individual feels valued, empowered and respected. 7 COMMITMENT TO ONE ANOTHER Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

 Treat colleagues, customers and partners with dignity and professionalism, ensuring that every interaction reflects mutual respect.  Embrace diverse perspectives, talents and experiences, recognizing that inclusion drives innovation and strengthens collaboration.  Create a workplace free from hostility, intimidation and offensive behavior, fostering a culture where everyone feels safe and valued.  Champion fairness by rejecting discrimination in any form, ensuring that opportunities are based on merit and equitable practices.  Speak up when witnessing behaviors that exclude or harm others, holding ourselves and others accountable for maintaining a respectful work environment. How We Foster Respect, Inclusion, and Equity 8 COMMITMENT TO ONE ANOTHER Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Maintaining a proactive approach to health and safety means following all policies and procedures, reporting hazards or concerns immediately and making responsible decisions. Keeping Our Workplace Safe We are committed to providing a safe, healthy and secure workplace for all employees, contractors and visitors. Workplace safety is a shared responsibility, and each of us plays a role in protecting ourselves and those around us. Living the Code Question: I noticed a coworker storing chemicals in an unlabeled container. They said it was just temporary and not a big deal. What should I do? Answer: Safety always comes first. Improper chemical storage can cause serious risks to health and workplace safety. Politely remind your coworker that all chemicals must be labeled to prevent confusion and accidents. If the container remains unlabeled or your coworker dismisses the concern, escalate the issue to your manager or the Safety team immediately. Clear labeling is a simple but essential step in protecting everyone, and by speaking up you are helping prevent accidents while reinforcing a culture of safety and compliance.  Follow all safety, health and security protocols to protect yourself and others.  Report workplace injuries, unsafe conditions or hazards immediately — never assume someone else has made the report.  Never bypass safety procedures, emergency protocols or security measures — these safeguards are in place to protect lives.  Adhere to driving and travel policies when conducting Company business to prevent accidents.  Uphold a workplace free from violence, harassment and bullying, reinforcing a culture of respect and inclusion.  Never work under the influence of alcohol, drugs or other substances that could impair judgment or safety.  Ensure contractors, customers and business partners understand and follow safety procedures when visiting or working with the Company. How We Maintain a Safe and Healthy Workplace 9 COMMITMENT TO ONE ANOTHER Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

By safeguarding human rights, we help create a world where people are treated fairly, labor conditions are just and businesses act as forces for positive change. Forced labor — work performed under threat, coercion or without free choice — has no place in our operations, nor does child labor, which interferes with a child’s education, safety or development. Supporting Human Rights We believe that all people deserve to be treated with dignity, fairness and respect. Our commitment to human rights extends across our workplace, business operations and partnerships, ensuring we uphold the highest ethical standards in everything we do. We follow international human rights standards and expect our partners to do the same.  Treat all people with fairness, dignity and respect, fostering a workplace built on inclusion and integrity.  Prohibit forced labor, human trafficking and child labor, ensuring that our business does not contribute to human rights abuses in any form.  Provide fair working conditions, complying with wage and hour laws, and ensure safe and ethical environments for all employees.  Partner with businesses that uphold ethical labor standards, strengthening responsible supply chains and corporate accountability.  Speak Up! against human rights violations, reporting concerns when unethical practices are observed or suspected. How We Support Human Rights Living the Code Question: A recruiter tells me a potential vendor offers “flexible wages” and doesn’t have formal contracts with workers. This sounds unusual. Should I be concerned? Answer: Yes. Vendors that operate without formal contracts and unclear wage practices may be engaging in forced labor or unethical employment practices. Before moving forward, report the concern to Compliance or Legal for review. Legend Biotech is committed to working only with ethical partners who uphold fair wages, legal protections and transparent working conditions for all workers. At Legend Biotech, our dedication to scientific innovation and breakthrough goes hand in hand with our commitment to human dignity. By protecting human rights, we ensure that our Company remains a responsible and ethical leader in the biopharmaceutical industry. 10 COMMITMENT TO ONE ANOTHER Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Safeguarding privacy is not just about following policies — it’s about doing the right thing. Respecting privacy strengthens relationships, builds credibility and reinforces our commitment to ethical and transparent business practices with our colleagues, customers, patients and business partners. Protecting Privacy Privacy is fundamental to maintaining trust. Employees, job candidates, customers, vendors and contractors rely on us to handle their personal data responsibly, ensuring it is used only for legitimate business purposes and protected from unauthorized access.  Collect and use only the personal data necessary for work-related purposes.  Keep employee and customer information safe, limiting access to authorized individuals.  Share personal data only when needed and only with those who have explicit permission.  Follow Company privacy policies and legal requirements when handling sensitive data.  Report any lost, stolen or misused data immediately to Privacy, IT, or Compliance. How We Protect Privacy 11 COMMITMENT TO ONE ANOTHER Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Working Remotely: Keeping Data Secure Outside the Office Working Remotely: Keeping Data Secure Outside the Office Remote work offers flexibility but also requires extra vigilance when handling confidential information. Whether working from home, traveling or using mobile devices, employees must take steps to protect the company and any personal data.  Follow all Company policies, including security and confidentiality rules.  Use Company-approved devices, networks and systems to prevent unauthorized data exposure.  Store confidential documents securely and dispose of them properly when no longer needed.  Keep private information protected. Never leave Company data visible or discuss it in public spaces.  Stay in touch with your team and remain available during work hours. How We Work Responsibly When Remote Living the Code Question: My team keeps employee records on a shared drive. I notice that some files are open to people who don’t need them. Should I speak up? Answer: Yes. Protecting privacy means ensuring that only authorized individuals have access to sensitive information. If something seems off, report it to Privacy, IT or Compliance. Keeping data secure strengthens trust and protects everyone involved. Related Resources • Global Data Privacy Policy • Confidentiality Policy 12 COMMITMENT TO ONE ANOTHER Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

In this section  Providing Quality Products  Engaging with the Healthcare Community  Dealing Fairly with Our Customers COMMITMENT TO OUR CUSTOMERS 03 Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Providing Quality Products At Legend, ensuring the safety, efficacy and integrity of our products is a shared responsibility. Every employee and contractor plays a critical role in maintaining high standards throughout development, manufacturing and distribution. While no pharmaceutical product is entirely free from safety risks, our unwavering commitment to Good Manufacturing Practices, pharmacovigilance and product safety ensures that patient well-being remains at the center of everything we do. We adhere strictly to industry regulations and compliance requirements, promptly notifying regulators, healthcare professionals, distribution partners and patients of any significant product quality concerns. Employees involved in product development or the supply chain must follow established procedures for investigating quality complaints, executing recalls or corrective actions and managing safety and compliance issues.  Follow strict quality standards. We have strong procedures to make sure our products are safe and reliable.  Put patient safety first. Every step of product development and manufacturing focuses on safety.  Report adverse events right away. If you learn about a possible side effect or product issue, report it immediately to the Drug Safety team at drugsafety@legendbiotech.com  Improve continuously. We regularly review and update our manufacturing and quality processes.  Comply with all applicable regulations. We follow all laws and industry rules for product safety and quality. How We Uphold Quality We are dedicated to making safe, high-quality products and treating customers with honesty and care. In this section, we will cover how we ensure product safety and work responsibly with healthcare professionals. We will also discuss how we protect personal information and treat customers fairly. By doing what’s right, we build trust and improve lives. 14 COMMITMENT TO OUR CUSTOMERS Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Adverse Event Reporting An adverse event is any unexpected or harmful reaction linked to a medical product. Prompt reporting of these events helps protect patients, ensure regulatory compliance and support ongoing product safety monitoring. If you become aware of an adverse event, report it right away to:  drugsafety@legendbiotech.com (for all locations except China)  drugsafety.cn@legendbiotech.cn (for China) Living the Code Question: A healthcare provider mentions that a patient reported a strange side effect, but they aren’t sure if it’s related to our therapy. Should I report this? Answer: Yes. Any possible side effect, even if uncertain, must be reported to the Drug Safety team immediately. Even if the connection to our therapy is unclear, early reporting helps protect patients and ensures compliance with safety regulations. Related Resource • Adverse Event Reporting Policy 15 COMMITMENT TO OUR CUSTOMERS Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Engaging with the Healthcare Community Collaborating with healthcare professionals (HCPs), researchers and medical organizations is essential to advancing science and patient care. These partnerships help drive innovation, improve treatment options and ensure that medical decisions are informed by the latest evidence. Every interaction with the healthcare community must be conducted ethically, transparently and in full compliance with all applicable laws, Company policies and industry standards. We are committed to maintaining trust and integrity in all communications and partnerships, ensuring that our contributions to medical advancements are responsible and unbiased. Living the Code Question: A doctor asks me for research data about one of our therapies. Can I share it? Answer: Only if the information comes from an approved company source. Always follow medical communication guidelines. If you are unsure, consult Compliance or Medical Affairs before sharing any data. 16 COMMITMENT TO OUR CUSTOMERS Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

 Communicate responsibly. Provide only accurate, scientific-based medical information, avoiding misleading or promotional claims.  Respect ethical guidelines. Follow all legal requirements, Company policies and industry standards in every interaction.  Ensure transparency. Clearly disclose any financial relationships, sponsorships or partnerships with HCPs, medical institutions and organizations.  Use approved materials. Share only Company-approved medical, scientific and promotional content to ensure compliance and accuracy.  Support independent decision-making. Allow HCPs to make treatment decisions free from undue influence, ensuring that medical choices prioritize patient well-being.  Report concerns. If you see questionable interactions, report them to Compliance immediately, to maintain our ethical standards and promote patient interests. How We Advance Science Related Resources • Corporate Communications Policy • HCC Policy Manual 17 COMMITMENT TO OUR CUSTOMERS Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Dealing Fairly with Our Customers Legend Biotech is committed to fairness in all business dealings. Our customers trust us to act with honesty, transparency and integrity. We do not take advantage of others through deception or unfair practices. Building strong relationships with customers requires transparency and respect. We must provide accurate information and avoid misleading statements. Fair dealing helps us maintain trust and uphold our reputation. Living the Code Question: A customer asks about a product’s capabilities, but I know it has certain limits. Should I focus only on its strengths? Answer: No. Always give customers honest and complete information. Transparency is essential in every customer interaction. Misleading statements can damage trust and harm our reputation. 18 COMMITMENT TO OUR CUSTOMERS Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

 Engage honestly and ethically in customer interactions. Communicate truthfully without misrepresentation or deception, ensuring that information shared is appropriate and aligns with ethical and legal standards.  Provide accurate details about our products, services and commitments. Customers deserve clear, fact-based information that supports informed decision-making.  Avoid making false or exaggerated claims. All statements must be truthful, verifiable and aligned with industry standards.  Compete ethically and comply with all fair- trade laws. Integrity is central to how we operate.  Treat customers with respect and professionalism. Address concerns promptly, fairly and with a commitment to finding solutions. How We Deal Fairly with Customers 19 COMMITMENT TO OUR CUSTOMERS Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

In this section  Engaging in Our Communities  Avoiding Bribery and Corruption  Preventing Money Laundering  Competing Fairly  Working with Third Parties  Respecting International Trade Laws  Preventing Insider Trading  Engaging in Politics  Protecting Our Environment  Respecting Animals COMMITMENT TO OUR COMMUNITIES 04 Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

All contributions must follow Company policies and laws. We never offer support in exchange for favors, influence or special treatment. Every action we take should create real benefits for patients, people and the communities we serve. Engaging in Our Communities We actively support programs that improve health, advance medical research and enhance quality of life. Our contributions — whether in the form of donations, grants and partnerships — must always align with our core values and serve a legitimate community purpose. Living the Code Question: A vendor suggests that if we donate to their charity, they will offer better contract terms. Since the donation supports a good cause, is this OK? Answer: No. Contributions must never be tied to business deals. Offering financial support in exchange for favorable treatment can be considered an improper benefit. Report the situation to Compliance immediately to ensure ethical business practices are upheld. We believe in making a positive, lasting impact where we live and work. Our dedication extends beyond business; it is about giving back, fostering ethical partnerships and promoting fair practices that strengthen communities. This commitment includes supporting health initiatives, preventing corruption and unfair business practices, protecting the environment and engaging responsibly in politics. By maintaining transparency and integrity, we build trust and goodwill that benefit both society and our organization. 21 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

 Give contributions only for approved charity, education or research purposes.  Make sure all funding supports legitimate programs aligned with our values.  Follow Company policies and all legal requirements when providing financial support.  Never offer donations in exchange for business advantages or preferential treatment.  Partner only with organizations that operate with honesty, transparency and integrity. How We Support Our Communities Related Resource • HCC Policy Manual 22 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

 Never approve, offer, give or accept bribes, kickbacks or anything of value to influence a decision.  Follow all laws and Company policies when working with healthcare professionals and government officials.  Ensure payments for services are fair, properly documented and reflect actual work performed.  Do not make facilitation payments, even if common in some countries.  Be cautious when working with third parties - ensure they follow anti-corruption laws.  Keep accurate records of all business transactions.  Seek advice from Compliance or Legal if you are unsure about a situation. How We Prevent Bribery and Corruption Avoiding Bribery and Corruption Bribery and corruption are illegal and go against our values. We do not offer, give or accept bribes, kickbacks or anything of value to gain unfair business advantages. These rules apply to everyone we work with, including government officials, healthcare professionals, vendors and business partners. In many countries, healthcare professionals are considered government employees and are subject to stricter anti-bribery regulations. To uphold ethical standards, we must also maintain clear and accurate financial records, ensuring that all payments and business transactions are properly documented. Transparency protects our integrity and helps us comply with global anti-corruption laws. Related Resource • Global Anti-Corruption Compliance Policy Living the Code Question: A supplier gives me a gift and says it’s a “thank you” for closing the deal. They assure me it has no strings attached. Can I accept it? Answer: No. Gifts, even when presented as gestures of goodwill, can be perceived as an attempt to influence business decisions. Politely decline the offer and report it to Compliance. We must avoid even the appearance of bribery. 23 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Preventing Money Laundering Legend Biotech is committed to preventing money laundering and other financial crimes. Money laundering happens when people hide the source of illegally obtained money to make it seem legal. It is a serious crime that can lead to heavy penalties for individuals and the Company. While we have strict policies in place to prevent money laundering, everyone plays a role in identifying and reporting suspicious activities. If something seems unusual or suspicious in a financial transaction, report it immediately.  Follow all Company policies and laws when handling financial transactions.  Stay alert for unusual payments, such as large cash transactions or payments from unknown sources.  Verify the identity of customers and business partners before doing business.  Never help someone hide or move money in a way that seems dishonest or illegal.  Report any suspicious financial activity to Finance, Compliance or Legal immediately. How We Prevent Money Laundering Living the Code Question: A supplier asks to be paid through a third party instead of their listed company account. They assure me it’s normal practice. Should I agree? Answer: No. Payments should always be made to the approved account listed in the contract. Changes like this can indicate potential money laundering or fraud. Before proceeding, always check with Compliance or Legal to ensure the transaction follows proper due diligence and financial integrity. 24 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Competing Fairly Legend Biotech competes on quality, innovation and integrity. We are committed to complying with competition and antitrust laws, which protect businesses and consumers from unfair business practices like price-fixing, bid-rigging and secret deals with competitors. While gathering competitive intelligence is important for strategic decision- making, it must be done legally and ethically. We rely on public sources and authorized channels to gain insights, never misrepresenting our identity or pressuring others to share confidential information. Prohibited Unfair Competition Practices  Discussing prices, contracts, business strategies or supply agreements with competitors.  Making deals that limit where or how products can be sold.  Pressuring suppliers or customers to avoid working with competitors.  Spreading false or misleading information about competitors.  Colluding in bid-rigging or market allocation schemes that distort fair competition. Living the Code Question: At a trade show, I meet a competitor. We start talking about industry trends, and they mention raising prices next quarter. They then ask if we will do the same. What should I do? Answer: Do not talk about pricing, sales strategies or any competitive business plans. Politely change the subject. If the competitor persists, end the conversation immediately and walk away. Even casual discussions about pricing can violate anti-trust laws. Report the interaction to Compliance or Legal immediately. 25 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

 Follow all competition and antitrust laws when working with competitors, suppliers and customers.  Never coordinate with competitors to set prices, limit supply, divide markets or engage in bid-rigging.  Gather competitive intelligence responsibly, using only publicly available sources such as industry publications, government filings and customer-facing websites.  Do not seek or share confidential information about competitors, including pricing strategies, trade secrets or proprietary business plans.  Ensure marketing practices are fair and truthful, avoiding deceptive comparisons or false claims about competitors.  Report any suspected violations of competition laws or unethical business practices to Legal or Compliance immediately. How We Compete Fairly 26 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Working with Third Parties Legend Biotech works with suppliers, distributors and contractors to support our business. We expect them to follow the same high standards we do. This means acting honestly, obeying the law and protecting the environment. Choosing the right business partners is important. We select third parties based on their skills, reputation and ability to meet our standards. We also monitor our business partners to make sure they follow our rules. This includes looking for legal, financial and environmental risks. Living the Code Question: A long-time supplier recently changed ownership. The new management says they no longer provide environmental compliance records but assures me they still meet all requirements. What should I do? Answer: Ask why they are no longer providing records. If they refuse or cannot give a clear reason, report the issue to Compliance or Procurement. 27 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Red Flags When Working with Third Parties  A supplier refuses to share business or ownership details.  A third party asks for payment in cash or to an unusual account.  A partner does not follow environmental laws.  A third party has a history of ethical or legal concerns.  A supplier offers prices that seem too good to be true.  A third party insists on bypassing standard verification or due diligence processes.  Transactions that seem unusually complex or designed to hide ownership.  Choose suppliers and other third parties based on fair and clear rules.  Keep clear records of all contracts and payments.  Terminate relationships with third parties who fail to meet ethical, legal or regulatory standards.  Report concerns about any third party acting unfairly or breaking the law. How We Work Responsibly with Third Parties 28 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

 Know What We Export. Understand which products, technology or information needs government approval before being shared across borders.  Check Trade Sanctions. Before working with a new country or partner, ensure there are no trade restrictions or embargoes in place.  Avoid Illegal Boycotts. Do not support unsanctioned foreign boycotts. If someone asks Legend to join one, report it to Compliance or Legal.  Keep Accurate Records. Maintain clear records of all international transactions, including required licenses and approvals.  Seek Guidance. If unsure about a trade law, consult Compliance or Legal. How We Comply with Trade Laws Respecting International Trade Laws Legend Biotech operates globally, so we must follow all international trade laws. These laws cover exports, trade sanctions and illegal boycotts. Following these rules protects our Company and prevents legal risks. Living the Code Question: A distributor in a country where we do business asks us to stop working with a supplier from another country. They say it is part of a boycott but provide no legal documentation. What should I do? Answer: Do not agree to the request. Some boycotts are illegal under U.S. law. Ask Compliance or Legal to review the situation. Participating in an illegal boycott could lead to serious penalties. 29 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Living the Code Question: During a meeting, I learn that Legend Biotech is about to announce strong earnings. A friend asks if now is a good time to buy stock. What should I do? Answer: Do not share the information or suggest they buy Legend Biotech stock. This is tipping, which is illegal. Keep the information private and remind your friend that investment decisions must only be based on publicly available information. Related Resource • Insider Trading Policy Preventing Insider Trading Insider trading happens when an individual buys or sells stock while having material, nonpublic information (MNPI) about a company. This practice is illegal and can result in severe penalties, including fines and jail time. Legend Biotech is committed to strict compliance with insider trading laws and maintaining fairness in financial markets. Employees must never trade the stock of Legend Biotech or any other company while in possession of MNPI. Additionally, employees must not disclose such information to others. This is called tipping, and it is also illegal. Some employees have additional restrictions on when they can buy or sell Legend Biotech stock due to their roles.  Do not trade a company’s stock on a public exchange while having MNPI about that company.  Never share MNPI with others, including family or friends.  Follow blackout periods if you are subject to trading restrictions.  Keep information secure and discuss confidential details only with authorized people.  Ask for approval if required before buying or selling Legend Biotech stock.  Report concerns about insider trading immediately to Compliance or Legal. How We Prevent Insider Trading 30 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

 Keep politics separate. Do not use Company name, title, time, email, branding or supplies for political activities.  Do not pressure others. Never pressure colleagues to support a political cause or candidate.  Get approval first. Only the Chief Executive Officer and General Counsel can approve political contributions made on behalf of the Company.  Follow the law. Make sure all political activities follow Company rules and government laws. How We Stay Politically Neutral Engaging in Politics Legend Biotech respects employees’ right to support political candidates and causes, but all political activity must be kept separate from company time and resources. Employees may engage in personal political activities on their own time and with their own funds, but they must not use company resources, influence or branding for political purposes. Living the Code Question: My friend at work is running for local office. They ask if they can use a company printer for flyers. Can I let them? Answer: No. Company resources, like printers, cannot be used for political activities. Even small favors can look like company support. Politely say no and remind them of our policies on political neutrality. Legend Biotech does not allow political donations in the Company’s name unless approved. This includes giving money, donating through trade groups or using Company resources for political causes. 31 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Protecting Our Environment We are committed to protecting the environment and promoting sustainability. Every action we take has an environmental impact, affecting air, water, land and ecosystems. By using resources wisely and reducing waste, we help preserve natural resources for future generations and protect the communities where we operate.  Use resources efficiently. Reduce waste, recycle when possible and conserve energy and water to minimize environmental impact.  Dispose of materials properly. Follow safe handling and disposal procedures for chemicals, waste and other materials.  Speak up about environmental risks. Report spills, pollution or unsafe practices right away.  Support sustainability efforts. Look for ways to improve efficiency, reduce waste and adopt greener practices in your work. How We Promote Sustainability Living the Code Question: I see a chemical spill in my work area, but it seems small. Should I report it? Answer: Yes. Even small spills can be dangerous. Report it immediately so it can be cleaned up safely. Our Commitment to Sustainability By promoting and supporting sustainability, we reduce waste, limit emissions and protect natural resources in all areas of our business. 32 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Respecting Animals We are committed to the ethical and humane treatment of animals in all aspects of our work, including research, product development, business partnerships and other Company activities. We uphold strict ethical, scientific and legal standards to ensure that animals are always treated with care, dignity and respect. When animal research is necessary, we follow rigorous guidelines and seek alternatives whenever possible, prioritizing methods that reduce, refine and replace animal testing.  Follow ethical guidelines. Comply with applicable laws, regulations and industry standards for animal welfare.  Use alternatives when possible. Support efforts to reduce, refine and replace animal testing, ensuring responsible scientific practices.  Provide humane care. Ensure animals receive proper treatment, housing and medical attention throughout all research and development activities.  Report concerns. If you see or suspect mistreatment of animals in any company activity, speak up and notify Compliance.  Work with responsible partnerships. Collaborate only with suppliers, researchers and institutions that meet high animal welfare standards and follow ethical practices. How We Uphold Our Commitment to Animal Welfare Living the Code Question: I work with an external lab that conducts animal testing. How do I know they meet ethical standards? Answer: Only approved partners who follow strict animal welfare guidelines can work with us. If you have concerns, report them to Compliance. 33 COMMITMENT TO OUR COMMUNITIES Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

In this section  Managing Conflicts of Interest  Exchanging Gifts and Entertainment  Protecting Company Assets  Protecting Intellectual Property  Keeping Data Secure  Responsible Use of Artificial Intelligence  Maintaining Confidentiality  Accurate Recordkeeping  Upholding Data Integrity  Communicating Responsibly  Speaking Up: A Commitment to Integrity COMMITMENT TO LEGEND BIOTECH 05 Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

This section outlines critical principles that safeguard our Company, including managing conflicts of interest, preventing fraud, ensuring data security and maintaining accurate records. Upholding these commitments not only protects our business but also fosters trust with colleagues, partners and the communities we serve. Managing Conflicts of Interest Integrity and fairness are the foundation of our success. Every employee must make decisions that serve the best interests of Legend Biotech — not personal relationships or financial gain. A conflict of interest occurs when personal connections or outside obligations influence, or appear to influence, business decisions, potentially compromising trust and objectivity. By identifying and addressing conflicts early, we preserve transparency, uphold ethical standards and protect our Company’s reputation. Living the Code Question: I’ve been offered a paid board position with a company that sometimes works with Legend Biotech. Can I accept it? Answer: You must disclose the offer and get approval first. Outside roles that may affect your responsibilities to Legend Biotech need to be reviewed. Our success is built on honesty, integrity and a commitment to protecting what makes our Company strong. We hold ourselves to the highest ethical standards, ensuring that every decision we make reflects fairness, accountability and responsibility. 35 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Related Resources • Conflicts of Interest Policy • Related Person Transactions  Disclose potential conflicts. Inform your manager, Human Resources or Compliance about personal relationships, financial interests or external commitments that could affect your work.  Obtain approval before engaging in outside activities. You must disclose and seek preapproval from Compliance before engaging in side businesses, board memberships or financial investments in related industry partners.  Maintain integrity in vendor selection. Choose suppliers and business partners based on quality, cost and business merit — not personal relationships or outside interests. Avoid favoritism or any arrangement that could compromise fair competition.  Avoid improper influence. Any item or service that could influence or be perceived to influence business decisions must be reported to the Compliance Department.  Ensure fairness in hiring and promotions. Decisions must be based on qualifications, performance and business needs — not personal connections. Do not give preferential treatment to family, friends or close associates in hiring or advancement.  Consult Legal or Compliance. If you are unsure whether a situation is a conflict of interest, reach out to the Legal or Compliance Department for guidance. How We Maintain Fairness and Integrity 36 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Exchanging Gifts and Entertainment Gifts and entertainment can help build business relationships, but they must be handled ethically and transparently to avoid conflicts of interest. A simple gesture, like a modest meal or small gift, is acceptable as long as it’s appropriate, reasonable and never given to gain an unfair advantage. Cash or cash equivalent gifts (such as gift cards or prepaid cards) are strictly prohibited. Additionally, we have a prohibition on gifts and entertainment to Healthcare Professionals (HCPs) and government officials. Living the Code Question: A physician celebrates a birthday, and your colleague suggests buying the physician a birthday gift. Is this allowed? Answer: No. We do not provide non-educational gifts, entertainment or recreation to HCPs. Politely decline and explain our policy. To maintain fairness and trust, we follow clear guidelines to ensure all business courtesies align with Company values, legal standards and industry regulations.  Give and receive responsibly. Gifts and entertainment must be modest, appropriate and never given to improperly influence a business decision.  Avoid improper influence. Never offer or accept cash or cash equivalent, lavish gifts or extravagant entertaining for personal benefit or preferential treatment.  Follow Company policies. All gifts and entertainment must follow Company rules, local laws and industry standards.  Be transparent. Report gifts and entertainment as required by Company policy.  Know the rules for HCPs and government officials. We do not give or receive gifts or entertainment from HCPs or government officials. How We Handle Gifts & Entertainment Ethically Related Resources • HCC Policy Manual 37 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Protecting Company Assets Our physical property, funds, data and ideas are essential to business success. Employees must use Company resources ethically, securely and only for authorized work-related purposes, ensuring they are protected from misuse, loss, theft or unauthorized access.  Use company assets responsibly. Do not use Company property, money or technology for personal gain.  Prevent loss and theft. Keep Company property secure, report missing or damaged assets immediately and avoid unauthorized transfers or use.  Follow financial integrity standards. Submit truthful and accurate expense reports and ensure responsible spending of Company funds.  Protect electronic systems. Follow security rules to prevent hacking and unauthorized access.  Safeguard Company ideas. Keep trade secrets, research and innovations private, and ensure confidential business information is safeguarded. How We Safeguard Company Assets Living the Code Question: I work remotely and have a company laptop. My family occasionally uses it to browse the internet and check personal emails. Since they’re not accessing company files, is this allowed? Answer: No. Company devices are for work only. Even if your family isn’t accessing company files, their activity could expose the device to security risks, such as malware or unauthorized access. Keep company technology secure by ensuring only authorized employees use work- issued devices. 38 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Protecting Intellectual Property Our ideas, inventions and research drive innovation and strengthen our competitive advantage. Intellectual Property (IP) — including patents, brand names, trade secrets and proprietary research — is one of our most valuable assets. Safeguarding this information ensures our continued success and protects the integrity of our work.  Keep Company information secure. Do not share confidential details without approval.  Use Company materials responsibly. Follow guidelines when using Legend Biotech’s logos, brand names or proprietary research.  Protect trade secrets. Avoid discussing confidential projects, Company research, formulas or processes in public or on unsecured devices.  Follow confidentiality rules. Clearly label sensitive documents and store them in secure locations.  Report concerns immediately. If you suspect a security risk or information leak, notify Legal or Compliance right away. How We Safeguard Company Information Living the Code Question: I am working on a new project at Legend Biotech and want to share details with a colleague at another company. Can I? Answer: No. You should assume that details about the project are confidential and Company owned. Never share proprietary information outside Legend Biotech without prior written approval from Legal or Compliance. 39 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Keeping Data Secure Data is one of our most valuable assets. It includes business records, proprietary research, employee details and customer information. Safeguarding sensitive data protects our business, people and reputation from security theft, misuse and breaches.  Follow IT security guidelines. Use strong passwords, update software and follow Company IT policies.  Be cautious with emails. Do not open suspicious links or attachments. Report phishing attempts immediately.  Limit access. Only share sensitive data with authorized individuals who need it.  Use AI and new technologies responsibly. Never enter Company data into public AI tools or other unapproved systems.  Store confidential documents securely. Use encryption, password protection and secured storage locations.  Report security concerns. If you suspect a data breach or unauthorized access, contact IT or Compliance right away. How We Maintain Data Security Living the Code Question: I receive an email from IT asking for my login details. Should I reply? Answer: No. IT will never ask for your password — this is likely a phishing attempt. Report the email immediately to help prevent cybersecurity threats. Related Resource • Global Data Privacy Policy 40 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Responsible Use of Artificial Intelligence Artificial intelligence (AI) can enhance our work by increasing efficiency, supporting innovation and uncovering insights. But with great potential comes great responsibility. We must use AI ethically, lawfully and in ways that reflect our values and respect data privacy.  Respect data privacy. Never input confidential, proprietary or personal data into public AI tools or unapproved platforms.  Avoid misuse. Do not use AI to circumvent Company policy, create deceptive content, impersonate others or utilize unverified results or communications internally or externally.  Maintain human oversight. Employees using output data from any AI product or service are responsible for the content. Review outputs critically and don’t rely solely on AI for conclusions or recommendations.  Follow the rules. Use AI in compliance with Company policies, applicable laws and industry standards. Report concerns about AI misuse to your manager or Compliance. How We Use AI Responsibly Living the Code Question: I am using a public AI tool to edit the financial report before the investor call. It includes sensitive, nonpublic information that has not yet been published. Is that a problem? Answer: Yes. Public AI tools may store data. By uploading the financial report to this tool, you are risking exposure of company proprietary information. Always use company-approved tools to protect data and avoid compliance violations. When unsure, ask IT, Compliance or Legal. Related Resource • Artificial Intelligence (AI) Responsible Use Policy 41 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Maintaining Confidentiality Protecting confidential information is essential to protecting our Company’s integrity and maintaining our competitive advantage. Sensitive data — such as business plans, research, finances and employee records — must be handled with care to prevent unauthorized access or exposure.  Share information only when needed. Ensure sensitive details are disclosed only to authorized individuals and for legitimate business purposes.  Store documents securely. Keep physical documents locked and store digital files on Company-approved systems to prevent accidental leaks.  Be mindful in public. Avoid discussing proprietary business matters in public places or over unsecured networks.  Follow Company confidentiality rules. Never transfer confidential files to personal devices, email accounts or unauthorized cloud storage.  Report concerns. If you suspect unauthorized disclosure or mishandling of confidential data, notify Legal or Compliance right away. How We Protect Confidential Information Living the Code Question: I am working remotely and need to review confidential files. Can I use my personal email or cloud storage? Answer: No. Always store and access confidential business information only through company-approved systems to ensure security and compliance. Related Resource • Confidentiality Policy 42 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Accurate Recordkeeping Maintaining truthful and transparent records is fundamental to ethical business practices, complying with legal requirements and protecting Company integrity. Accurate documentation, from financial reports and business transactions to research data and employee records, protects the Company, builds trust and prevents fraud. Fraud, including falsifying records, misusing funds or misrepresenting financial data, undermines integrity and can lead to serious consequences. Every employee must ensure honesty and accuracy in all recordkeeping to safeguard our operations and uphold Company values. Living the Code Question: A coworker asks me to adjust dates on an expense report to meet a deadline. Can I do it? Answer: No. Records must always be accurate. Changing details to mislead others is falsification. Report any suspected fraud or financial misrepresentation immediately. 43 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

 Always be truthful. Never falsify, change or misrepresent information in any record.  Follow Company policies. Keep records complete, well documented and in line with company guidelines.  Report accurately. Expense reports, financial documents and business data must accurately and fairly reflect the true nature of the transaction.  Ensure accessibility and accuracy. Records must be up to date, properly organized and easily retrievable for audits and business needs.  Avoid conflicts of interest. Do not engage in side deals or financial arrangements that could compromise company integrity.  Use Company funds responsibly. Never misuse Company money or assets for personal benefit or unauthorized purposes.  Follow retention rules. Keep records for as long as required, then dispose of them properly.  Report concerns immediately. If you suspect fraud, financial misrepresentation or unauthorized use of Company resources, notify Compliance right away. How We Uphold Recordkeeping Integrity Related Resources • Record Management Policy • Global Travel & Expense Policy 44 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Upholding Data Integrity Data integrity is the foundation of ethical research, regulatory compliance and patient safety. Every employee is responsible for ensuring accuracy, consistency and reliability in all records — whether clinical trials, manufacturing, financial documentation or business operations. Any unauthorized changes, omissions or errors can have serious consequences for drug safety, regulatory approvals and Company trust. Fraud, including falsifying records, misusing funds or misrepresenting financial data, undermines integrity and can lead to serious consequences. Every employee must ensure honesty and accuracy in all recordkeeping to safeguard our operations and uphold Company values.  Record data truthfully and accurately. Ensure reports, research findings, financial records and business transactions reflect true and verified information.  Follow regulatory standards. Comply with guidelines from FDA, EMA and global health authorities.  Maintain scientific accuracy. Clinical trial data, laboratory results and product documentation must be precise, reproducible and free from manipulation.  Adhere to Good Documentation Practices (GDP). All records must be legible, traceable and properly maintained to meet compliance standards.  Protect patient and product safety. Errors in research, quality controls or manufacturing can directly impact healthcare outcomes.  Prevent data tampering. Never alter, delete or manipulate records, particularly in lab research, clinical trials or regulatory submissions.  Ensure accessibility and completeness. Data should be up to date, properly organized and easily retrievable for audits and inspections.  Report discrepancies immediately. If you detect data inconsistencies, unauthorized modifications or errors, immediately notify Compliance, Quality or Regulatory teams. How We Ensure Data Integrity Living the Code Question: I notice a small error in a research report. My manager tells me to correct the mistake but also suggests adjusting other numbers slightly to make the report look better. Should I do it? Answer: No. Correcting actual mistakes is the right thing to do, but changing numbers just to make the report look better is not. All data must reflect true and accurate findings. Only make legitimate corrections, and report any requests to alter data for appearance’s sake to Compliance. 45 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Communicating Responsibly How we communicate matters. Effective communication reflects professionalism, integrity and accountability. Whether speaking with colleagues, the media or the public, clear and responsible communication helps uphold our reputation and ensure consistent and accurate messaging.  Speak only for yourself. Do not speak for the Company unless you are an authorized spokesperson.  Direct media inquiries appropriately. If you receive a question from the media, an investor or a regulator, do not respond. Instead, forward the request to Corporate Communications at corporatecommunications@legendbiotech.com or Investor Relations at investor@legendbiotech.com.  Use social media wisely. Do not post confidential Company details or share misleading statements.  Remain professional. Avoid giving personal opinions about Company matters in public, including to colleagues.  Follow Company rules. Share business information, even with colleagues, only through approved channels. How We Communicate Responsibly Living the Code Question: A reporter emails me with questions about Legend Biotech. Can I answer? Answer: No. All media inquiries must be forwarded to Corporate Communications or Investor Relations. Never respond directly. Related Resources • Social Media Policy • Disclosure Controls and Procedures Policy 46 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Speaking Up: A Commitment to Integrity Trust and transparency are the foundation of our success. Speaking up when you see unethical behavior or suspect misconduct is a fundamental responsibility. By reporting concerns, you help protect our culture, uphold our values and maintain a workplace rooted in integrity and respect. At Legend Biotech, we recognize that a strong ethical culture depends on open communication and accountability. That’s why our Speak Up! platform is available to anyone —employees, suppliers, business partners, and others— ensuring everyone has a voice and the opportunity to raise concerns. Our Compliance and Ethics Resources At Legend Biotech, maintaining a culture of integrity, transparency and accountability is essential. Our Compliance Department and Speak Up! Legend Line serve as a resource for seeking guidance or reporting concerns. Managed by a third-party provider, the hotline is available 24/7, ensuring employees, suppliers and business partners can raise concerns at any time from anywhere. Our Commitment to Integrity All employees are expected to uphold our values, follow this Code and Company policies and comply with applicable laws and regulations. You play a critical role in ensuring Legend Biotech remains a Company built on trust and ethical leadership.  Mandatory Reporting of Violations. You are required to report any actual or potential violations of law, the Code of Conduct, Company policies or regulations. Speaking up ensures a safe, fair and ethical workplace.  Encouraging a Culture of Integrity. You are responsible for upholding ethical standards, reporting concerns proactively and fostering open communication. Employees are encouraged to ask questions and seek guidance when unsure about ethical or compliance matters.  Multiple Reporting Channels. Reports can be made through a manager, Human Resources, Compliance, Legal or the Speak Up! Legend Line. Choose the method that works best for you.  Confidential and Anonymous Reporting. Reports can be made confidentially and anonymously where local law permits. While anonymous reports are always accepted, providing your identity allows us to follow up as necessary in our investigations.  No Fear of Retaliation. We are committed to protecting those who raise concerns in good faith. Retaliation is strictly prohibited. 47 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Employees are encouraged to report concerns using the multiple channels available:  Your Manager: Discuss concerns with your direct supervisor or another leader at Legend Biotech.  Compliance Department: Contact Compliance directly for guidance on ethical concerns or suspected violations.  Human Resources: Human Resource representatives are available to assist with employee-related concerns, employee conduct issues and policy questions.  The Speak Up! Legend Line: Available 24/7 for confidential reporting through phone, web or mobile. Phone Numbers: – Belgium: 0-800-100-10 – China: 400-001-4391 – Ireland: 1-800-550-000  International Calling Instructions: If you are outside of the United States, to reach the Legend Line: – Dial the access number for your country – Wait for the English language prompt – Enter the United States number: 844-205-1669 How to Report Concerns Regardless of the method chosen, all concerns are taken seriously, reviewed thoroughly and handled with confidentiality. Employees may also report concerns anonymously where local law permits, though providing your identity allows for more thorough investigations. – Ireland (UFIN): 00-800-222-55288 – United Kingdom: 0-800-89-0011 – United States: 844-205-1669 48 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Living the Code Question: I notice a colleague frequently using Company resources, such as a corporate credit card and Company equipment, for personal activities. I don’t want to make assumptions, but something doesn’t feel right. What should I do? Answer: It is important to follow ethical principles, and report concerns when something seems questionable. While personal use of certain resources may be permitted under specific circumstances, excessive or unauthorized use could be a violation of company policies. Related Resources • Speak Up Policy • Global Internal Investigation Policy Zero Tolerance for Retaliation Legend Biotech is committed to fostering a workplace where employees can report concerns without fear of retaliation. Retaliation against individuals who report concerns in good faith or participate in investigations is strictly prohibited. Retaliation can take many forms, including salary reductions, job reassignments, demotions, threats or unfair treatment. Such actions undermine our culture of integrity and will not be tolerated. If you believe you have experienced retaliation, report it immediately to the Compliance Department, Human Resources or Legal. Your concern will be thoroughly investigated, and appropriate corrective action will be taken as necessary. For more details or to submit a report, refer to our Speak Up Policy and visit legendbiotech.ethicspoint.com. Employees can also contact the Compliance Department via email at compliance@legendbiotech.com. Those based in China may contact Compliance at compliance.cn@legendbiotech.cn. 49 COMMITMENT TO LEGEND BIOTECH Our Code and Your Role: A Legendary Formula Driven by Purpose, United by Innovation Commitment to Integrity Commitment to One Another Commitment to Our Customers Commitment to Our Communities Commitment to Legend Biotech

Global Headquarters 2101 Cottontail Lane Somerset, NJ 08873, USA +1 732 317 5050 legendbiotech.com